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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                 Date of earliest event reported: AUGUST 5, 2008

                           NASCENT WINE COMPANY, INC.
               (Exact name of Registrant as specified in charter)

           NEVADA                    333-120949                  82-0576512
(State of Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)

            2355-B PASEO DE LAS AMERICAS
               SAN DIEGO, CALIFORNIA                               92154
      (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (619) 661-0458

           ----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|       Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

|_|       Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

|_|       Pre-commencement communications pursuant to Rule 14d-2(b) under the
 Exchange Act (17 CFR 240.14d-2(b))

|_|       Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 --OTHER EVENTS

On August 5, 2008, Nascent Wine Company, Inc. (the "Company") was granted an extension until October 14, 2008 to pay in full loan (the "Cyril Loan") payable to Cyril Capital, LLC ("Cyril") pursuant to a loan agreement (the "Loan Agreement") in the principal amount of $500,000 plus interest, that was originally due on August 14, 2008. Cyril agreed to such extension in exchange for a fee in the amount of $20,000.

Pursuant to the Loan Agreement, if the loan was not paid on or before August 14, 2008, a penalty of 10% shall apply. In connection with the extension, Cyril agreed that the loan will not be in default and the 10% penalty will not apply. Interest at the rate of 8% will continue to accrue.

The Company is negotiating with a third party investor to finance the repayment of these two obligations. However, there can be no assurance that equity or debt financing will be available to satisfy either obligation.





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Nascent Wine Company, Inc.
                                                (Registrant)

Date: August 11, 2008                    By:    /s/ Peter V. White
                                                ------------------
                                                Name: Peter V. White
                                                Its:  Chief Financial Officer
                                                      and Treasurer